MAXIM SERIES FUND, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, G. H. Klapper, a member of the Board of Directors of Maxim Series Fund, Inc., a Maryland corporation, do hereby constitute and appoint B. A. Byrne as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities to execute registration statements of Maxim Series Fund, Inc. on Form N-1A (File No. 2-75503 and 811-03364), or any successor form of registration statement of the Securities and Exchange Commission, filed under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection therewith, and to file with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all and every act and thing requisite to all intents and purposes that said attorney in fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of October 2008.

/s/ G.H. Klapper
G. H. Klapper

Member, Board of Directors

Maxim Series Fund, Inc.

Witness:

/s/ Katherine Smith

Name: Katherine Smith